Exhibit 3.1

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AMENDED AND RESTATED

BY-LAWS

OF

TERADYNE, INC.

(Amended and Restated as of June 20, 2025)

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ARTICLE I

Name, Location, Seal and Fiscal Year

1. Name. The name of the corporation is Teradyne, Inc.

2. Location. The corporation may have an office and transact business in Boston, Massachusetts, and at such other place or places as the Board of Directors or stockholders may appoint.

3. Seal. The seal of the corporation shall bear the name of the corporation, the word Massachusetts, the year of incorporation and such other device or inscription as the Board of Directors may determine. The form of the seal may be changed by the Board of Directors.

4. Fiscal Year. The fiscal year of the corporation shall, unless otherwise determined by the Board of Directors, begin on January 1 and end on December 31.

ARTICLE II

Stockholders

1. Annual Meeting.

(a) The annual meeting of stockholders shall be held on such date and at such time and place (within the United States) as may be fixed by the Board of Directors from time to time. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Organization or these By-Laws, may be specified by the Directors, the Chief Executive Officer or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

(b) Except as provided in Article II, Section 10 or Article III, Section 2, the only business which may be conducted at any such meeting of the stockholders shall (i) have been specified in the written notice of meeting (or any supplement thereto) given by or at the direction of the Directors, the Chief Executive Officer or the President, (ii) have otherwise been properly brought before the meeting by or at the direction of the Directors, the Chief Executive Officer or the President, or (iii) have otherwise been properly brought before the meeting by or on behalf of any stockholder who (A) is a stockholder of record at both the time notice is delivered to the Secretary in accordance with this Article II, Section 1 and at the time of the meeting, (B) is entitled to vote with respect to the business to be proposed at the meeting and (C) complies with the notice procedures set forth in this Article II, Section 1 (a “Proposing Stockholder”). In addition to any other applicable requirements, for business to be properly brought before a meeting by a Proposing Stockholder, the Proposing Stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, no later than close of business on the ninetieth (90th) day nor earlier than close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than thirty (30) days before or more than thirty (30) days after the first anniversary of the preceding year’s meeting, or if no annual meeting was held in the preceding year, then, to be timely, a Proposing Stockholder’s notice must be delivered not earlier than close of business on the one hundred and twentieth (120th) day prior to the meeting and not later than the later of close of business on the ninetieth (90th) day prior to the meeting and close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was publicly disclosed. In no event shall any adjournment or postponement of an annual meeting for which notice has been given, or announcement of the date of such meeting has been made, or the announcement thereof commence a new time period or extend such time period for the delivery of such notice.

(c) To be in proper written form, a Proposing Stockholder’s notice to the Secretary must set forth:

(i) as to each matter the Proposing Stockholder proposes to bring before the meeting:

(A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B) any material interest in such business of each Holder and each Stockholder Associated Person of each Holder in such business;

(C) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment); and

(ii) as to each Holder, the information required by Article III, Section 2(c)(ii)-(vi), as though such Proposing Stockholder were a Nominating Stockholder, and the business being proposed were a director nomination.

(d) A Proposing Stockholder shall further update and supplement its notice of any business proposed to be brought before a meeting in accordance with the terms of Article III, Section 2(f) as though such Proposing Stockholder were a Nominating Stockholder, and the business being proposed were a director nomination.

(e) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article II. Nothing in this Article II, Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act.

(f) Subject to the supervision of the Board of Directors, the chairperson of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, and if the chairperson should so determine, the chairperson shall so declare to the meeting and that business shall be disregarded. Notwithstanding anything to the contrary in these By-Laws, if the Proposing Stockholder (or a Qualified Representative of the Proposing Stockholder) does not appear at the meeting to present the business being proposed by such Proposing Stockholder, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation.

2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, the President or by the Directors. A special meeting shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application, which shall set forth the purpose(s) of the special meeting, of one or more stockholders who hold a majority in interest of all stock issued, outstanding and entitled to vote at a meeting; except that if two or more classes of stock are outstanding and entitled to vote as separate classes on the matter to be voted on at the special meeting, then in the case of each such class upon the written application, which shall set forth the purpose(s) of the special meeting, of one or more stockholders who hold a majority in interest of all stock of that class issued, outstanding and entitled to vote thereon (or such lesser percentage in interest as shall be the maximum percentage permitted under Massachusetts law).

3. Place of Meetings. All meetings of stockholders shall be held at a place, within or without the Commonwealth of Massachusetts, or by means of remote communication, or both, as the Board of Directors shall determine.

4. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, the means of remote communications, if any, by which stockholders and proxyholders may participate in the proceedings of the meeting and vote or grant proxies at such meeting and the purpose for which the meeting is to be held, shall be given by the Secretary or by the person calling the meeting at least seven (7) days before (or such longer period as required by law) and not more than sixty (60) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who by law, the Articles of Organization or these By-Laws is entitled to such notice, by (i) leaving such notice with him or at his residence or usual place of business, (ii) mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation or (iii) sending such notice via electronic mail to the stockholder’s electronic mail address as it appears upon the books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

5. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice; except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation unless otherwise provided by the Articles of Organization. At a meeting of the stockholders, stockholders may vote in person or by written proxy. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. No proxy dated more than eleven months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Notwithstanding the provisions of the preceding sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Any stockholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the corporation.

7. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Each Director shall be elected by a majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present, provided that if (a) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice and other requirements for (i) stockholder nominees for director set forth in Article III, Section 2 or (ii) the inclusion of a Stockholder Nominee in the corporation’s proxy statement set forth in Article I, Section 10 and (b) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the corporation first mails its notice of meeting for such meeting to the stockholders, then each Director shall be elected by a plurality of the votes cast by stock represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” a Director must exceed the number of votes cast “against” that Director. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock, provided, however, that notwithstanding the foregoing, the corporation may vote shares of its own stock held by it, directly or indirectly, in a fiduciary capacity.

8. Procedure for and Organization of Meeting. The Secretary, who may call on any officer or officers of the corporation for assistance, shall make all necessary and appropriate arrangements for the meetings of the stockholders, receive all proxies, and ascertain and report by certificate to each meeting of the stockholders the number of shares present in person or by proxy and entitled to vote at such meeting. In the absence of the Secretary, an Assistant Secretary shall perform said duties. The certificate of the Secretary or an Assistant Secretary as to the regularity of such proxies and as to the number of shares present in person or by proxy and entitled to vote at such meeting shall be received as prima facie evidence of the number of shares which are present in person and by proxy and entitled to vote, for the purpose of establishing the presence of a quorum at such meeting, for the purpose of organizing such meeting, and for all other purposes. At each meeting of stockholders, the chairperson of the Board of Directors or, in the chairperson’s absence, the President, or if neither the chairperson nor the President is present, another officer or director selected by the Board of Directors shall act as chairperson of the meeting. The Secretary, or in the Secretary’s absence, an Assistant Secretary, or if neither the Secretary nor any Assistant Secretary is present, any officer or director appointed by the chairperson of the meeting as the Secretary thereof, shall act as Secretary of the meeting and keep the minutes thereof. The Board of Directors may adopt by resolution such rules and procedures for the conduct of the meeting as it shall deem appropriate. Except to the extent inconsistent with such rules and procedures as adopted by the Board of Directors, the order of business at all meetings of the stockholders shall be as determined by the chairperson of the meeting and the chairperson of the meeting shall have the right and authority to convene and (regardless of whether a quorum is present) to recess or adjourn the meeting, to prescribe such rules and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including the determination of when the polls shall open and close for any given matter to be voted on at the meeting.

9. Inspectors. At each meeting of the stockholders, (i) the proxies shall be received and taken in charge by three inspectors, (ii) where voting is to be by ballot on any question, the polls shall be opened and closed and the ballots shall be taken in charge by such inspectors, and (iii) all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by such three inspectors or a majority thereof. Such inspectors may be appointed by the Board of Directors before such meeting, or, if no such appointment shall have been made, then by the chairperson of such meeting at such meeting. In the event for any reason any of the inspectors previously appointed shall fail to attend such meeting, or being present will not or cannot act in such capacity, then an inspector or inspectors in place of such inspector or inspectors failing to attend or not acting shall be appointed by the chairperson of the meeting.

10. Proxy Access.

(a) Inclusion of Stockholder Nominee in Proxy Statement. Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 10, the corporation shall include in its proxy statement (including its form of proxy and ballot) for such annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors, including through a committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors submitted pursuant to this Section 10 (each a “Stockholder Nominee”) provided: (i) the stockholder has given timely written notice of such Stockholder Nominee satisfying the requirements of this Section 10 (the “Notice of Proxy Access Nomination”) to the Secretary of the corporation by or on behalf of a stockholder or stockholders that, at the time the notice is delivered, satisfy the ownership and other requirements of this Section 10 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the notice to have its Stockholder Nominee included in the corporation’s proxy statement pursuant to this Section 10 and (iii) the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 10.

(b) Timely Notice. To nominate a Stockholder Nominee, the Eligible Stockholder must timely submit the Notice of Proxy Access Nomination to the Secretary of the corporation at the principal executive offices of the corporation. To be timely, the Notice of Proxy Access Nomination shall be delivered to the Secretary at the principal executive offices of the corporation, no earlier than close of business on the one hundred and fiftieth (150th) day and no later than close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders, or, if the date of the annual meeting of stockholders is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, the Notice of Proxy Access Nomination must be so delivered not earlier than the close of business on the one hundred and fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred and twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.

(c) Information to be Included in Proxy Statement. In addition to including the name of the Stockholder Nominee in the corporation’s proxy statement for the annual meeting of stockholders, the corporation shall also include (collectively, the “Required Information”): (i) as to each Stockholder Nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, by the Proxy Rules (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed five hundred (500) words, in support of its Stockholder Nominee, which must be provided at the same time as the notice for inclusion in the corporation’s proxy statement for the annual meeting of stockholders (a “Statement”). Only one Statement may be submitted by an Eligible Stockholder in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 10, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate the Proxy Rules or any other applicable law, rule, regulation or listing standard. Additionally, nothing in this Section 10 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in the corporation’s proxy statement its own statement or other information relating to any Eligible Stockholder or any Stockholder Nominee.

(d) Stockholder Nominee Limits. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy statement pursuant to this Section 10 but either are subsequently withdrawn or that the Board of Directors decides to nominate (each, a “Board Nominee”)) appearing in the corporation’s proxy statement pursuant to this Section 10 with respect to a meeting of stockholders shall be the greater of: (x) two (2); or (y) twenty percent (20%) of the number of Directors in office (rounded down to the nearest whole number) (the “Permitted Number”) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 10 (the “Final Proxy Access Nomination Date”); provided, however, that: (i) in the event that one or more vacancies for any reason occurs on the Board of

Directors at any time after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced, and (ii) any Stockholder Nominee who is included in the corporation’s proxy materials for a particular meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at the meeting or (b) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 10 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

(e) Persons Considered in Calculation of Maximum Number of Stockholder Nominees. The following persons shall be considered Stockholder Nominees for purposes of determining when the Permitted Number has been reached: (i) any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 10 but whom the Board of Directors decides to recommend as a Board Nominee, (ii) any Stockholder Nominee whose name is withdrawn and who is not replaced by a successor Stockholder Nominee by the applicable Eligible Stockholder prior to the Final Proxy Access Nomination Date and (iii) any director who had been a Stockholder Nominee at any of the preceding two (2) annual meetings and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors.

(f) Ranking Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 10 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement. If the number of Stockholder Nominees submitted by all Eligible Stockholders pursuant to this Section 10 exceeds the Permitted Number provided for in this Section 10, the highest ranking Stockholder Nominee from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, proceeding in order of the amount (largest to smallest) of shares of capital stock of the corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder has been selected, this process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(g) Eligibility of Nominating Stockholder; Stockholder Groups. An Eligible Stockholder must have owned (as defined below) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares that represents three percent (3%) of the corporation’s outstanding capital stock entitled to vote in the election of Directors (the “Required Shares”) as of both the date the Notice of Proxy Access Nomination is received by the corporation in accordance with this Section 10 and the record date for determining stockholders entitled to vote at the meeting. For purposes of satisfying the ownership requirement under this Section 10, the voting power represented by the shares of the corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that:

(i) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for the Minimum Holding Period. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 10 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 10(g). With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 10.

(h) Funds. A group of two or more funds shall be treated as one stockholder or person for this Section 10 provided that the other terms and conditions in this Section 10 are met (including Section 10(j)) and the funds are: (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a group of “investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(i) Ownership. For purposes of this Section 10, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the corporation’s capital stock as to which the person possesses both: (i) the sole power to vote, or direct the voting of, and to dispose of, or to direct the disposition of, the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with (i) and (ii) shall not include any shares: (A) sold by such stockholder (or any of its affiliates) in any transaction that has not been settled or closed, (B) borrowed by such person (or any of its affiliates) for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, derivative, convertible note or other agreement or understanding, whether any such arrangement is to be settled with shares of capital stock of the corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or its affiliates’) power to vote or direct the voting and power to dispose or direct the disposition of any of such shares and/or (b) offsetting to any degree any gain or loss arising from the full economic interest in such shares by such stockholder (or affiliate). An Eligible Stockholder’s ownership of loaned shares shall only be deemed to continue during any period in which (x) the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice and recalls such loaned shares not more than five (5) business days after being notified that any of its Stockholder Nominee(s) will be included in the corporation’s proxy materials, (y) the Eligible Stockholder has retained voting power over such loans shares or has delegated such Eligible Stockholder’s voting power by means of proxy, proxy of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Stockholder. Whether outstanding shares of capital stock of the corporation are “owned” for these purposes will be determined by the Board of Directors. For purposes of this Section 10, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Exchange Act.

(j) Nomination Notice and Other Eligible Stockholder Deliverables. An Eligible Stockholder seeking to submit a Stockholder Nominee pursuant to this Section 10 must provide with its Notice of Proxy Access Nomination the following information, representations and agreements (with respect to each group member, if applicable) in writing to the Secretary of the corporation: (i) in form and substance reasonably satisfactory to the corporation, verification that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement: (A) to provide, within five (5) business days after the record date for the annual meeting, verification of the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) notify the corporation promptly if the Eligible Stockholder ceases to own the Required Shares prior to the date of the applicable annual meeting of stockholders, (ii) documentation in form and substance reasonably satisfactory to the corporation demonstrating that any group of funds being counted as one stockholder in meeting the definition of Eligible Stockholder are entitled to be treated as one stockholder for purposes of this Section 10, (iii) a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Proxy Rules (or any successor provisions) and the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N, (iv) (A) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article III, Section 2 and (B) details of any position of any Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates) of the corporation, within the three (3) years preceding the submission of the Notice of Proxy Access Nomination, (v) in the case of a nomination by a group of stockholders, that together is an Eligible Stockholder, the designation by all group members of one member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination, (vi) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, (vii) representations and agreements in form and substance reasonably satisfactory to the corporation that the Eligible Stockholder: (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Proxy Rules in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and (F) will not use any proxy card other than the corporation’s proxy card in soliciting stockholders in connection with the election of the Stockholder Nominee at the annual meeting, (viii) a statement as to whether the Eligible

Stockholders intend to maintain qualifying ownership of the Required Shares for at least one year following the annual meeting and (ix) an undertaking in form and substance reasonably satisfactory to the corporation that the Eligible Stockholder (including each group member, if applicable) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its Directors, officers and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the corporation or any of its Directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 10 and (C) file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation.

(k) Information to be Provided by Stockholder Nominee. The Notice of Proxy Access Nomination must include a written representation and agreement from the Stockholder Nominee in form and substance reasonably satisfactory to the corporation that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the corporation, and will comply with applicable law, all applicable rules of the U.S. exchanges upon which the capital stock of the corporation is listed, and all of the corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, (iii) (A) is not aware of any direct or indirect relationship that the Stockholder Nominee has with the corporation that will cause the Stockholder Nominee to be deemed not independent pursuant to the corporation’s publicly disclosed corporate governance guidelines and otherwise qualifies as independent under the bright line rules of the primary stock exchange on which the corporation’s common stock is traded; (B) is not aware of any information that would make the Stockholder Nominee fail to meet the audit committee independence requirements under the rules of the primary stock exchange on which the corporation’s common stock is traded; (C) is not aware of any information that would make the Stockholder Nominee fail to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (D) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the applicable Stockholder Nominee and (iv) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(l) At the request of the corporation, each Stockholder Nominee for election as a director of the corporation must submit all completed and signed questionnaires required of Directors and officers to the Secretary of the corporation within ten (10) calendar days after such request. The corporation may also require each Stockholder Nominee and the Eligible Shareholder to furnish (i) a written statement that at the reasonable request of the Corporate Governance Committee of the corporation, it will meet with the Corporate Governance Committee of the corporation to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; and (ii) such other information (A) as may reasonably be required by the corporation to determine the eligibility of such Stockholder Nominee to serve as an independent director (as determined under the rules and listing standards of any national securities exchange on which any securities of the corporation are listed or any applicable securities law), (B) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the corporation to determine whether the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.

(m) Notice of Defect. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect.

(n) Exceptions Permitting Exclusion of Stockholder Nominee. The corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 10, a Stockholder Nominee: (i) for which the Secretary of the corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Article III, Section 2, except to the extent the corporation is required to include such Stockholder Nominee on its proxy card pursuant to Rule 14a-19 and the stockholder nominating such Stockholder Nominee has complied with the requirements of Rule 14a-19 and the requirements of Article III, Section 2, (ii) if the Eligible Stockholder is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors and other than as permitted by this Section 10, (iii) if the Eligible Stockholder withdraws its nomination of such Stockholder Nominee, (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of the rules and listing standards of the principal U.S. exchanges upon which the capital stock of the corporation is traded, or any applicable state or federal law, rule or regulation, (v) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, or (viii) if such Stockholder Nominee or the applicable Eligible Stockholder has failed to comply, in all material respects, with any of its or their obligations under this Section 10 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 10) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 10) was not, when provided, true or correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 10 have not otherwise been met.

(o) Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if: (i) the Stockholder Nominee(s) becomes ineligible or unavailable for election at the annual meeting, as determined by the Board of Directors, (ii) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have materially breached or failed to comply, in all material respects, with any of its or their obligations under this Section 10 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 10) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 10) was not, when provided, true or correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 10 have not otherwise been met, as determined by the Board of Directors or the chairperson of the meeting or (iii) the Eligible Stockholder (or a Qualified Representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 10. In addition, the corporation will not be required to include in its proxy materials any successor or replacement Stockholder Nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(p) Interpretation. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 10 and to make any and all determinations necessary or advisable to apply this Section 10 to any persons, facts, or circumstances, including the power to determine whether: (i) a person or group of persons qualifies as an Eligible Stockholder, (ii) outstanding shares of the corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 10, (iii) a notice complies with the requirements of this Section 10, (iv) a person satisfies the qualifications and requirements to be a Stockholder Nominee, (v) inclusion of the Required Information in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations, and listing standards and (vii) any and all requirements of Section 10 have been satisfied.

ARTICLE III

Directors

1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. Nomination and Election.

(a) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) persons. The number of the Board of Directors for each year shall be fixed by vote of a majority of the Directors then in office. Each director shall be elected to hold office for a term continuing until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified.

(b) Only persons who are nominated in accordance and in compliance with the following procedures or the procedures specified in Article II, Section 10, and Rule 14a-19 under the Exchange Act, to the extent Rule 14a-19 under the Exchange Act applies, shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors at the annual meeting may be made at the annual meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, by any Eligible Stockholder pursuant to Article II, Section 10, or by any stockholder who (i) is a stockholder of record at both the time notice is delivered to the Secretary in accordance with this Article III, Section 2 and at the time of the meeting, (ii) is entitled to vote for the election of Directors at the meeting and (iii) complies with the notice procedures set forth in this Article III and Rule 14a-19 under the Exchange Act, to the extent Rule 14a-19 under the Exchange Act applies (a “Nominating Stockholder”). Nominations, other than those made by or at the direction of the Board of Directors or the nominating committee of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a Nominating Stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than close of business on the ninetieth (90th) day nor earlier than close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than thirty (30) days before or more than thirty (30) days after the first anniversary of the preceding year’s meeting, or if no annual meeting was held in the preceding year, then, to be timely, a Nominating Stockholder’s notice must be delivered not earlier than close of business on the one hundred and twentieth (120th) day prior to the meeting and not later than close of business on the later of the ninetieth (90th) day prior to the meeting and the tenth (10th) day following the day on which such notice of the date of the meeting was publicly disclosed. In no event shall any adjournment or postponement of an annual meeting for which notice has been given, or announcement of the date of such meeting has been made, or the announcement thereof commence a new time period or extend such time period for the delivery of such notice. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws.

(c) To be in proper written form, a Nominating Stockholder’s notice to the Secretary must set forth:

(i) as to each person whom the Nominating Stockholder proposes to nominate for election or re-election as a Director:

(A) the name, age, business address and residential address of such person;

(B) the principal occupation or employment of such person;

(C) the citizenship of the person and, if applicable, immigration status;

(D) the class and number of shares of capital stock of the corporation which are beneficially owned by such person;

(E) the Specified Information for such person;

(F) a description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three (3) years or were offered during the past three (3) years (whether accepted or declined), and any other material relationships, between or among the Holders or any Stockholder Associated Person of the Holders, on the one hand, and such person, on the other hand, and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Item 404 promulgated under Regulation S-K (“Regulation S-K”) under the Securities Act (or any successor provision), if any Holder or any Stockholder Associated Person thereof were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant;

(G) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Proxy Rules (including such person’s written consent to being named in proxy statements as a proposed nominee of the Nominating Stockholder and to serving as a director if elected); and

(ii) as to each Holder:

(A) the name and record address of such Holder and the name and address of each Stockholder Associated Person of such Holder;

(B) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, held of record or owned beneficially by such Holder and any Stockholder Associated Person of such Holder (provided that, for the purposes of this Article III, Section 2(ii), any such person shall in all events be deemed to beneficially own any shares of stock of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both));

(C) any Derivative Instrument directly or indirectly owned or held, including beneficially, by such Holder and any Stockholder Associated Person of such Holder;

(D) a description of any proxy (other than a revocable proxy given in response to a public solicitation to more than ten (10) persons), contract, arrangement, understanding, or relationship pursuant to which such Holder and any Stockholder Associated Person of such Holder has any right to vote or has granted a right to vote any shares of stock or any other security of the corporation;

(E) any Short Interest held by such Holder and any Stockholder Associated Person of such Holder presently or within the last twelve (12) months in any security of the corporation;

(F) any rights to dividends or payments in lieu of dividends on the shares of the corporation owned beneficially by such Holder or any Stockholder Associated Person of such Holder that are separated or separable from the underlying shares of stock or other security of the corporation;

(G) any proportionate interest in shares of stock or other securities of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which such Holder or any Stockholder Associated Person of such Holder is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity;

(H) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such Holder or any Stockholder Associated Person of such Holder is, or is reasonably expected to be made, a party or material participant involving the corporation or any of its officers, directors or employees, or any Affiliate of the corporation, or any officer, director or employee of such Affiliate (the information described in this clause (H) shall be referred to as the “Specified Information”); and

(I) a description of all agreements, arrangements and understandings between such Holder or any Stockholder Associated Person of such Holder, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the nomination by such Nominating Stockholder;

(iii) a representation by the Nominating Stockholder that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, will continue to be a stockholder of record of the corporation entitled to vote at such meeting through the date of such meeting and such Nominating Stockholder or Qualified Representative thereof intends to attend the meeting to propose such nomination;

(iv) any other information relating to such Holder and any Stockholder Associated Person of such Holder that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(v) a representation by the Nominating Stockholder as to whether any Holder and/or any Stockholder Associated Person thereof intends or is part of a group which intends: (1) with respect to business other than nominations, deliver or make available a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the business being proposed, (2) to solicit proxies or votes in support of director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act and/or (3) otherwise to solicit proxies from stockholders in support of such nomination or other business; and

(vi) a representation by the Nominating Stockholder as to the accuracy, to the best of his, her or its knowledge, of the information set forth in the notice.

(d) In addition to the other requirements of this Article III, Section 2, each person who a Nominating Stockholder proposes to nominate for election or re-election as a director of the corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Article III, Section 2(d)) to the Secretary at the principal executive offices of the corporation:

(i) a completed copy of the corporation’s form of director’s questionnaire (to be provided by the Secretary within five (5) business days following a written request therefor by a stockholder identified by name); and

(ii) a written representation and agreement (in the form to be provided by the Secretary within five (5) business days following a written request of any stockholder identified by name) that such person:

(A) is not and will not become a party to (x) any Voting Commitment that has not been disclosed to the corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation;

(C) would be in compliance, if elected as a director of the corporation, and whether such person intends to comply, with all applicable rules of federal and state law and the exchanges upon which the securities of the corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation (which guidelines and policies will be provided to such proposed nominee within five (5) business days after the Secretary receives a written request therefor from such proposed nominee); and

(D) intends to serve a full term if elected as a director of the corporation.

(e) The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an “independent director” or “audit committee financial expert” of the corporation or to serve on any committee or sub-committee of the Board of Directors, in each case, under any applicable law, rule, regulation, or stock exchange listing requirement, which information shall be provided by the Nominating Stockholder or proposed nominee within ten (10) business days after it has been requested by the corporation.

(f) A Nominating Stockholder shall further update and supplement its notice of any nomination to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article III shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary of the corporation (A) not later than close of business on the third (3rd) business day after the later of (1) the record date and (2) the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and (B) not later than close of business on the seventh (7th) business day prior to (1) the date for the meeting, or (2) any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). For the avoidance of doubt, any information provided in such update or supplement shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Article III and shall not extend the time period for the delivery of notice pursuant to this Article III. If a stockholder giving notice fails to provide such update or supplement within the required period, the information as to which such update or supplement relates may be deemed not to have been provided in accordance with this Article III.

(g) Additionally, any stockholder may suggest candidates for consideration by the nominating committee of the Board of Directors by submitting the candidate’s name, experience and other relevant information to the nominating committee of the Board of Directors.

(h) Subject to the supervision of the Board of Directors, the chairperson of the meeting shall have the power and the duty to determine whether a nomination has been made according to the procedures stated in this Article III and, if any nomination does not comply with this Article III, unless otherwise required by law, the nomination shall be disregarded. Notwithstanding anything to the contrary in these By-Laws, if the Nominating Stockholder (or a Qualified Representative of the Nominating Stockholder) does not appear at the meeting to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation.

(i) Without limiting the other provisions and requirements of this Article III, unless otherwise required by law, if (a) any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act (for the avoidance of doubt, such notice must be delivered within the time period provided for in Article III to be considered timely) and (b) such stockholder subsequently either (i) notifies the corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (ii) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then such stockholder’s nominations shall be deemed null and void and the corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(j) Notwithstanding anything to the contrary set forth in these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (and under any other applicable laws) with respect to the matters set forth in Article II and/or this Article III, and any failure by a Proposing Stockholder, Eligible Stockholder or Nominating Stockholder to so comply with such requirements shall be deemed a failure to comply with Article II and/or this Article III, as applicable.

(k) For purposes of these By-Laws:

(i) The term “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(ii) The term “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “Associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

(iii) The term “business day” shall mean any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in Boston, Massachusetts;

(iv) The term “close of business” shall mean, on any calendar day, whether or not a business day, 5:00 p.m. local time at the principal executive offices of the corporation;

(v) The term “Derivative Instrument” shall mean any (A) short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, (B) any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation or (C) any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, in each case of the foregoing clauses (A) through (C), whether settled in stock, cash, or other property or securities, and without regard to whether the person may have entered into transactions that hedge or mitigate the economic effect thereof;

(vi) The term “Holder” shall mean the Nominating Stockholder or Proposing Stockholder, as applicable, and the beneficial owner, if any, on whose behalf the nomination is made or the other business is being proposed, as applicable;

(l) To be considered a “Qualified Representative” of a Proposing Stockholder, Eligible Stockholder or Nominating Stockholder, a person must be authorized by a document authorizing another person or persons to act for such stockholder as proxy at the meeting of stockholders and such person must deliver the document or a reliable reproduction of such document to the Secretary at least five (5) business days before the meeting of stockholders. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which such inspectors or such persons relied;

(i) A person shall be deemed to have a “Short Interest” in a security if (A) such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security, or (B) such person is party to any contract, arrangement, understanding or relationship, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of the subject security by, manage the risk of price changes for, or increase or decrease the voting power of, a person with respect to the subject security; and

(ii) The term “Stockholder Associated Person” shall mean, as to any Holder, the Affiliates and Associates thereof.

3. Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term in which the vacancy occurred or the new directorship was created and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected by vote of a majority of the Directors then in office.

5. Resignation. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer, President, Secretary or Assistant Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6. Removal. Any Director may be removed from office (a) with or without cause by the affirmative vote of a majority of the shares of the corporation outstanding and entitled to vote in the election of Directors or (b) for cause by vote of a majority of the Directors then in office.

7. Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Directors may be held at any time and place designated in a call by the Chief Executive Officer, President, Treasurer or two or more Directors.

8. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary or Assistant Secretary, or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

9. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, the Articles of Organization or these By-Laws, shall be sufficient to decide such matter.

11. Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all of the Directors and filed with the records of the Directors’ meetings. Such consents shall be treated as a vote of the Directors for all purposes.

12. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

ARTICLE IV

Officers

1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including a Chief Executive, one or more Vice-Presidents, Assistant Treasurers, Assistant Secretaries as the Directors may determine.

2. Election. The President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

3. Qualification. The President (and if so appointed by the Board of Directors, the Chief Executive Officer) may, but need not, be a Director. No officer need be a stockholder. Any one or more officers may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

4. Tenure. Except as otherwise provided by law, the Articles of Organization or these By-Laws, the President, Treasurer and Secretary shall each hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until a successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Directors may remove any officer with or without cause by vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after a reasonable notice and opportunity to be heard by the Board of Directors prior to action thereof.

6. President, Chief Executive Officer and Vice-President. If a Chief Executive Officer has been appointed by the Board of Directors, he shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. If the Board of Directors has not appointed a Chief Executive Officer, the President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors, the President (or if at any time there exists a Chief Executive Officer, the Chief Executive Officer) shall preside, when present, at all meetings of stockholders and of the Directors.

Any Vice-President (and the President, if at any time there is a Chief Executive Officer) shall have such powers as the Directors may from time to time designate.

7. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.

Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

8. Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Secretary shall keep or cause to be kept in Massachusetts, at the principal office of the corporation, the stock and transfer records of the corporation, in which are contained the names and the record addresses of all stockholders and the amount of stock held by each.

The Secretary shall keep a record of the meetings of the Directors.

Any Assistant Secretary shall have such powers as the Directors may from time to time designate. In the absence of the Secretary from any meeting of stockholders, an Assistant Secretary if one be elected, and otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

9. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

ARTICLE V

Capital Stock

1. Issuance of Stock. The Board of Directors shall have the power to issue from time to time shares of the capital stock of the corporation for such consideration, in such installments, and upon such terms as the Directors may determine in accordance with the law, the Articles of Organization or these By-Laws.

2. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a Transfer Agent or a Registrar other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

3. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its Transfer Agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its Transfer Agent may reasonably require. Except as may be otherwise required by law, the Articles of Organization or these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereof, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each stockholder to notify the corporation or its Transfer Agent of his post office address.

4. Transfer Agent and Registrar. The Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars. The resolutions adopted by the Board of Directors, appointing and conferring the powers, rights, duties and obligations of the Transfer Agent or Registrar, or both, shall allocate and delimit the power to make original issue and transfer of the capital stock of the corporation, shall specify whether stockholders shall give notice of changes of their addresses to the Transfer Agent or the Registrar, and shall allocate and impose the duty of maintaining the original stock ledgers or transfer books, or both, of the corporation, and of disclosing the names of the stockholders, the number of shares held by each, by kinds and classes, and the address of each stockholder as it appears upon the records of the corporation. Stockholders shall be responsible for notifying the Transfer Agent or Registrar, as the case may be, in writing, of any changes in their addresses from time to time, and failure so to do will relieve the corporation, its stockholders, officers, Directors, Transfer Agent and Registrar, of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the Transfer Agent or Registrar, as the case may be, who is the agent specified in such a resolution as the agent to receive notices of changes of address.

5. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the corporation and the Transfer Agent or Registrar against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

6. Record Date. The Directors may fix in advance a time of not more than seventy days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

7. Reacquisition of Stock. Shares of stock previously issued which have been reacquired by the corporation, may be restored to the status of authorized but unissued shares by vote of the Board of Directors, without amendment of the Articles of Organization.

ARTICLE VI

Protection of Directors and Officers

1. Contracts and Transactions with Interested Directors and Officers. If the corporation enters into contracts or other transactions with one or more of its Directors and officers or with any corporation, partnership, association, trust, or other organization with which any of its Directors or officers are directly or indirectly connected, such contracts or transactions shall not be invalidated or in any way affected by the fact that any such Director or officer has or may have any interest therein which is or might be adverse to the interests of the corporation, even though the vote or votes of the Director or Directors having such interest shall have been necessary to obligate the corporation under or in such contract or transaction, nor shall any such Director or officer, corporation, partnership, association, trust or other organization be liable to account to this corporation for any profit realized by him or such corporation, partnership, association, or trust or other organization from or through any such transaction or contract by reason of the fact that he or such corporation, partnership, association, trust or other organization with which such Director or officer is directly or indirectly connected was interested in such transaction or contract; provided, however, that in every such case the fact of such interest and all material matters concerning same shall be disclosed to other Directors or stockholders authorizing such contract or transaction.

2. Indemnification. (a) Each Director, officer, employee and other agent of the corporation, and any person who, at the request of the corporation, serves as a director, officer, employee or other agent of another organization in which the corporation directly or indirectly owns shares or of which it is a creditor shall be indemnified by the corporation against any cost, expense (including attorneys’ fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), which he may be made a party to or otherwise involved with or with which he shall be threatened, by reason of his being, or related to his status as, a Director, officer, employee or other agent of the corporation or of any other organization in which the corporation directly or indirectly owns shares or of which the corporation is a creditor, which other organization he serves or has served as director, officer, employee or other agent at the request of the corporation (whether or not he continues to be an officer, Director, employee or other agent of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Massachusetts Business Corporation Act. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section shall be subject to amendment or repeal only by action of the stockholders.

(b) The Board of Directors may, without stockholder approval, authorize the corporation to enter into agreements, including any amendments or modifications thereto, with any of its Directors, officers or other persons described in paragraph (a) above providing for indemnification of such persons to the maximum extent permitted under applicable law and the corporation’s Articles of Organization and By-Laws.

ARTICLE VII

Miscellaneous Provisions

1. Execution of Instruments. All deeds, leases, transactions, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chief Executive Officer, the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

2. Voting of Securities. Except as the Directors may otherwise designate, the Chief Executive Officer, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

3. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its Transfer Agent or of the Secretary. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

4. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

5. Amendments. These By-Laws may be amended or repealed in whole or in part at any annual or special meeting of the stockholders by a vote of a majority of the stock present and entitled to vote, provided notice of the proposed amendment or repeal shall have been given in the notice of such meeting. In addition, the Directors may amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders. Any By-Law adopted by the Directors may be amended or repealed by the stockholders in the manner hereinabove in this Article set forth. Not later than the time of giving notice of the meeting of stockholders next following the amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending these By-Laws.

6. The provisions of Chapter 110D of the Massachusetts General Laws as in effect from time to time shall not apply to control share acquisitions of the corporation.

Amended and Restated November 12, 1986

Amended May 8, 1987

Amended July 14, 1988

Amended September 14, 1989

Amended and Restated March 13, 1991

Amended and Restated May 23, 1996

Amended and Restated January 28, 1997

Amended and Restated effective July 1, 2004 (approved by the Board of Directors May 27, 2004)

Amended on January 22, 2007

Amended on May 24, 2007

Amended on January 26, 2021

Amended on September 6, 2022

Amended on March 24, 2023

Amended on January 23, 2024

Amended and Restated June 20, 2025

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